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                                                                  EXHIBIT 10.14

                                PROMISSORY NOTE

$250,000.00                                                       April 20, 1995
                                                      Farmington Hills, Michigan

     FOR VALUE RECEIVED the undersigned (the "Maker") promises to pay to the order of Superior Consultant Company, Inc., a Michigan corporation (the "Company"), the principal sum of Two Hundred Fifty thousand and 00/100 ($250,000.00) Dollars in lawful money of the United States until paid in full. Equal annual payments in the amount of Twenty-Five Thousand and 00/100 ($25,000.00) Dollars shall be paid beginning December 31, 1995 and on December 31 of each year thereafter until paid in full. The entire principal balance shall be due December 31, 2015.

     Interest shall be charged at Seven and Seventy-One One Hundredths (7.71%) percent unless and until Maker defaults hereunder; during any period of default, interest shall accrue at ten (10%) percent per annum.

     This Note shall be secured by the Pledge Agreement. entered into by the parties of even date herewith (the "Pledge Agreement") pursuant to which Maker granted to the Company a security interest in 205,882 shares of the Company's common stock evidenced by stock certificate numbers 4, 6, 8, 10 12, 14, 16, 18, 20, 22, 24, 26, 28, 30, 32, 34, 36, 38, 40 and 42 ("Maker's Stock").

     The Maker shall be entitled. to the prepayment at any time without penalty provided any such prepayment shall be applied first to the last payment due and owing.

     Each maker, surety, guarantor and endorser, hereby waives grace, notice, protest, demand, presentment for payment, and (diligence in the collection of this Note, and in filing suit hereon, and agrees that their liability for the payment hereof shall not be affected or impaired by any release or change in the security, or by any extension of the time for any payment.

     Should a default be made in the payment of any installment of principal and interest as previously provided and continue for thirty (30) days thereafter, the Maker may, at his/her option, surrender and relinquish to the Company all of his/her rights, title, and interest in the number of shares that equal 1/20 of the Maker's Stock. Any such surrender shall constitute satisfaction of the unpaid installment of principal. and interest. In the event the Maker does not surrender and relinquish the shares as stated above, then the full unpaid principal of this obligation shall, in the discretion of the Company, become immediately due and payable, and may be collected forthwith regardless of the stipulated date of maturity, time being of the essence.

In the event a default occurs in the performance of any of the covenants or conditions contained in the Pledge Agreement or the Stock Transfer Restriction Agreement entered into by the parties of even date herewith, a default (other than described in the preceding paragraph) occurs under this Note, an Exercise Event (as defined in the Stock Transfer Restriction Agreement) occurs with respect to the Maker, or Maker transfers or purports or attempts to transfer Make's Stock, the Company shall also have the right to declare the entire unpaid principal amount of this Note due and payable.

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     Further, all costs and reasonable attorney fees incurred by the Company hereof in collecting or enforcing payment shall be paid upon demand by the Maker. Any failure of the Company to exercise such option to accelerate shall not constitute waiver of the right to exercise such option to accelerate at any future time.

     The undersigned hereby waives demand, presentment for payment, notice of dishonor, protest and notice of protest, and diligence in (collection or bringing suit. The Holder hereof may extend the time or payment or accept partial payment without discharging or releasing the undersigned.

     The Maker of this Note acknowledges that this Note is made and delivered in the State of Michigan and does consent to the jurisdiction over it of the Courts of the State of Michigan in connection ,with all proceedings to enforce the Note.

     Notwithstanding the foregoing, in any action or proceeding brought under this Note or the Stock Pledge Agreement, no deficiency or other money judgment shall be enforced against Maker personally but only against the Maker's Stock and the proceeds and profits of Maker's Stock, it being understood that nothing contained herein shall be construed to limit or impair the lien of the Stock Pledge Agreement and of the Company on Maker's stock.

                                        MAKER:



                                        ________________________________________
                                        Robert R. Tashiro



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